SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2007
PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

CONNECTICUT	1-32007	52-2407114
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

900 Bedford Street
Stamford, Connecticut
(203) 324-7500
(Address of principal executive offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.2:	Amended and Restated Bylaws

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2007, the Board of Directors of Patriot National Bancorp, Inc. approved amendments to its Bylaws to comply with NASDAQ’s requirement that all securities listed on the Exchange must be eligible for a Direct Registration System on and after January 1, 2008. By allowing for the issuance of uncertificated shares in the Bylaws, the Company may now participate in the Direct Registration System currently administered by the Depository Trust Company. This system allows an investor’s ownership in securities to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical certificate. The system also allows the transfer agent and broker to transfer shares electronically. The Bylaws were additionally amended to conform provisions to current practices required by changes in laws and regulations.

The Bylaws, as amended and restated, are filed as Exhibit 3.2 to this Current Report, and the amendments are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PATRIOT NATIONAL BANCORP, INC.

By: /s/ Angelo De Caro
Angelo De Caro Chairman & CEO

Date: December 26, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.2:	Amended and Restated Bylaws.